Exhibit 5.1

Tel 713.758.2222 Fax 713.758.2346

March 31, 2017

Crestwood Equity Partners LP

700 Louisiana Street,

Suite 2550

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as counsel for Crestwood Equity Partners LP, a Delaware limited partnership (the “Partnership”), and certain of its subsidiaries with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Partnership under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of up to $250,000,000 maximum aggregate offering price of common units representing limited partner interests in the Partnership (the “Units”).

We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

We have examined the Registration Statement, the Prospectus, the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, as amended by the First Amendment to the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, the Certificate of Limited Partnership of the Partnership, as amended, filed with the Secretary of State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act in connection with the formation of the Partnership and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have reviewed certain certificates of officers of the managing general partner of the Partnership and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Richmond Riyadh San Francisco Taipei Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

Crestwood Equity Partners LP March 31, 2017 Page 2

In connection with this opinion, we have assumed that:

(1) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

(2) a Prospectus Supplement will have been prepared and filed with the Commission describing the Units offered thereby;

(3) all Units will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

(4) a definitive purchase, underwriting or similar agreement with respect to any Units offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; and

Based upon and subject to the foregoing, we are of the opinion that, with respect to the Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Units, the terms of the offering thereof and related matters and (ii) the Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Units will be validly issued, fully paid and non-assessable.

The opinions expressed herein are qualified in the following respects:

(1) We have assumed, without independent verification, that the certificates for the Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Units.

(2) We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

(3) This opinion is limited in all respects to federal laws, the laws of the Delaware Limited Liability Company Act, the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act and the Constitution of the State of Delaware, each as interpreted by the courts of the State of Delaware and of the United States.

Crestwood Equity Partners LP March 31, 2017 Page 3

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under the Securities Act.

Very truly yours,

/s/ Vinson & Elkins L.L.P.